EXHIBIT 32.1

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Dollarama Group L.P. (the “Company”) on Form 10-Q for the fiscal quarter ending October 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), we, Larry Rossy and Robert Coallier, Chief Executive Officer and Chief Financial Officer, respectively, of the general partner of the Company, Dollarama Group GP Inc., certify that to our knowledge:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 8, 2006

/s/ LARRY ROSSY
Larry Rossy
Chief Executive Officer

/s/ ROBERT COALLIER
Robert Coallier
Chief Financial Officer